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                                                            ITEM 27(h) (viii)(b)
                      AMENDMENT TO PARTICIPATION AGREEMENT


      This AMENDMENT TO PARTICIPATION AGREEMENT dated as of December ___, 2002, by and among VANGUARD VARIABLE INSURANCE FUND, THE VANGUARD GROUP, INC., VANGUARD MARKETING CORPORATION and WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO.


                                   WITNESSETH:

      WHEREAS, the parties hereto have entered into a Participation Agreement dated as of August 31, 2001 (the "Participation Agreement"), pursuant to which the Sponsor has agreed to make shares of the Fund available for purchase and redemption by certain Accounts of the Company in connection with the Company's Variable Insurance Products; and

      WHEREAS, the parties desire to modify the Participation Agreement in certain respects;

      NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Defined Terms. Unless otherwise defined herein, capitalized terms in this Amendment shall have the meanings assigned in the Participation Agreement.

      (a) Amendment of Participation Agreement. The Participation Agreement is hereby amended by replacing Schedule B to the Participation Agreement with Schedule B attached to this Amendment.

3. No Other Modifications. Except as specifically modified hereby, the Participation Agreement remains in full force and effect.
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      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on their behalf by their duly authorized officers as of the day and year first above written.

VANGUARD VARIABLE INSURANCE FUND

By:
    -------------------------------------------------------

Name:
     ------------------------------------------------------

Title:
       ----------------------------------------------------


THE VANGUARD GROUP, INC.

By:
    -------------------------------------------------------

Name:
     ------------------------------------------------------

Title:
      -----------------------------------------------------


VANGUARD MARKETING CORPORATION

By:
   --------------------------------------------------------

Name:
     ------------------------------------------------------

Title:
      -----------------------------------------------------


WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO

By:
   --------------------------------------------------------

Name:
     ------------------------------------------------------

Title:
      -----------------------------------------------------
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                                   SCHEDULE B

                                   PORTFOLIOS
                         (effective December      , 2002)
                                             ----


      The following Portfolios of the Vanguard Variable Insurance Fund shall be made available as investments underlying the Variable Insurance Products:

                  Money Market Portfolio
                  Total Bond Market Index Portfolio
                  High Yield Bond Portfolio
                  Short-Term Corporate Portfolio
                  Balanced Portfolio
                  Diversified Value Portfolio
                  Equity Income Portfolio
                  Equity Index Portfolio
                  Growth Portfolio
                  Mid-Cap Index Portfolio
                  REIT Index Portfolio
                  Small Company Growth Portfolio
                  International Portfolio
                  Capital Growth Portfolio
                  Total Stock Market Index Portfolio